We have established an information website at www.enchantedvillageinc.info. The documents included in the website include selected prior SEC reports of our company, selected documents from our 1987 bankruptcy proceeding, our current SEC reports and selected corporate documents.

The purpose of the information website is to help bridge the gap between the paper-based reporting systems that prevailed when our company sought bankruptcy protection in 1987 and the electronic reporting systems that prevail today.

If a stockholder is interested in reviewing a particular document, but is unable to find it on our website, he should call us at 727-469-8691 and we will try to be of assistance.

Sally A. Fonner